UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	98-0542444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7961 Shaffer Parkway, Suite 5

Littleton, Colorado

(720) 981-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick Earnest

Chief Executive Officer
Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
(720) 981-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Doherty, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2	Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-239139

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “accelerated filer”, “large accelerated filer” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐ Accelerated Filer ☐      Non-Accelerated Filer ☒     Smaller Reporting Company ☒

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Shares, Warrants, Units	$4,584,362	$500.15
Total	$4,584,362	$500.15

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered an aggregate of $25,000,000 of its securities on a Registration Statement on Form S-3 (File No. 333-239139) declared effective by the Securities and Exchange Commission on June 24, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,584,362 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. Includes an indeterminate number of common shares, common share purchase warrants or units of any combination thereof. This registration statement also covers common shares that may be issued upon exercise of warrants. Also includes an indeterminate number of common shares that may be issued pursuant to anti-dilution or adjustment provisions in warrants issuable hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $4,584,362 of the registrant’s common shares, warrants and units thereof. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto and all documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference in the Prior Registration Statement, are hereby incorporated by reference in this Registration Statement. The Prior Registration Statement continues and remains effective as to those securities registered thereunder.

The required opinion and consents are listed in Part II, Item 16 “Exhibits” of this Registration Statement and are filed herewith.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description
5.1	Opinion of Border Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC independent auditors
23.2	Consent of Tetra Tech, Inc.
23.3	Consent of Dr. Rex Clair Bryan
23.4	Consent of Anthony Clark
23.5	Consent of Thomas L. Dyer
23.6	Consent of April Hussey
23.7	Consent of Chris Johns
23.8	Consent of Deepak Malhotra
23.9	Consent of Zvonimir Ponos
23.10	Consent of David M. Richers
23.11	Consent of Vicki Scharnhorst
23.12	Consent of Jessica I. Monasterio, P. E.
23.13	Consent of Keith Thompson
23.14	Consent of John W. Rozelle
23.15	Consent of Border Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (filed with signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

VISTA GOLD CORP. (Registrant)

Dated: July 7, 2021	By:	/s/ Frederick H. Earnest
Frederick H. Earnest,
Chief Executive Officer

Dated: July 7, 2021	By:	/s/ Douglas L. Tobler
Douglas L. Tobler
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Frederick H. Earnest and Douglas L. Tobler his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ Michael B. Richings	Director and Authorized Representative in the United States	July 7, 2021
Michael B. Richings

/s/ Deborah J. Friedman	Director	July 7, 2021
Deborah J. Friedman

/s/ John M. Clark	Director	July 7, 2021
John M. Clark

/s/ C. Thomas Ogryzlo	Director	July 7, 2021
C. Thomas Ogryzlo

/s/ Tracy A. Stevenson	Director	July 7, 2021
Tracy Stevenson

/s/ W. Durand Eppler	Director	July 7, 2021
W. Durand Eppler

/s/ Frederick H. Earnest	Director, Chief Executive Officer (Principal Executive Officer)	July 7, 2021
Frederick H. Earnest

/s/ Douglas L. Tobler	Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2021
Douglas L. Tobler

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Border Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC independent auditors
23.2	Consent of Tetra Tech, Inc.
23.3	Consent of Dr. Rex Clair Bryan
23.4	Consent of Anthony Clark
23.5	Consent of Thomas L. Dyer
23.6	Consent of April Hussey
23.7	Consent of Chris Johns
23.8	Consent of Deepak Malhotra
23.9	Consent of Zvonimir Ponos
23.10	Consent of David M. Richers
23.11	Consent of Vicki Scharnhorst
23.12	Consent of Jessica I. Monasterio, P. E.
23.13	Consent of Keith Thompson
23.14	Consent of John W. Rozelle
23.15	Consent of Border Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (filed with signature page hereto)

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